UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2019

SharpSpring, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

5001 Celebration Pointe Avenue , Suite 410, Gainesville, FL	32608
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Daniel Allen

On May 9, 2019, pursuant to that certain Note Conversion Agreement, attached as Exhibit 10.1 hereto, Daniel Allen submitted to SharpSpring, Inc.’s (the “Company”) Board of Directors (the “Board”) an undated letter of resignation to be accepted by the Board at any such time as it may determine in its sole discretion and to be effective immediately upon such acceptance. On August 16, 2019, the Board accepted Mr. Allen’s resignation. Mr. Allen’s resignation is not a result of any disagreement between himself and the Company, its management, the Board or any committee of the Board.

Appointment of Scott Stewart Miller Jr.

On August 16, 2019, the Board elected Scott Stewart Miller Jr. to serve as a member of the Board. Mr. Miller’s initial term as a member of the Board will continue until the Company’s 2020 annual stockholder’s meeting or until his successor is duly appointed.

Mr. Miller, age 48, serves as the Managing Member MVM Funds, an Investment Management firm that manages Greenhaven Road Capital Fund 1, Greenhaven Road Capital Fund 2, and Greenhaven Road Capital Offshore LP. He has held that position since 2011. Mr. Miller received a Bachelor of Arts degree from the University of Pennsylvania and an MBA degree from Stanford University. Mr. Miller has been named to serve on the Board’s Compensation Committee and Nominating/Corporate Governance Committee committees of the Board. Mr. Miller will receive compensation commensurate with other non-employee directors of the Company, which currently includes an option grant of 16,000 options, vesting over four years, with 25% vesting on the first anniversary of the grant date and an additional 1/48 of the original number of options vesting each month and a quarterly stipend of $11,250, with $7,500 and $3,750 payable in Company stock issued in arrears and cash, respectively.

Item 8.01
Other Events.

Press Release

On August 20, 2019, the Company issued a press release announcing the election of Scott Stewart Miller Jr. as a member of the Board and the resignation of Daniel Allen from the Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Note Conversion Agreement, dated May 9, 2019, by and among SharpSpring, Inc., SHSP Holdings, LLC, and Evercel Holdings, LLC. (Incorporated by reference to the Company’s Form 8-K filed 05/09/19)

99.1	Press Release dated August 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: August 20, 2019	By:	/s/ Bradley M. Stanczak
Bradley M. Stanczak
Chief Financial Officer

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